UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 17, 2006

Wachovia Corporation

(Exact Name of Registrant as Specified in Its Charter)

North Carolina

(State or Other Jurisdiction of Incorporation)

1-10000	56-0898180
(Commission File Number)	(IRS Employer Identification No.)

One Wachovia Center Charlotte, North Carolina	28288-0013
(Address of Principal Executive Offices)	(Zip Code)

(704) 374-6565

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 19, 2006, Wachovia Corporation (“Wachovia”) announced, as part of certain management appointments, that effective on October 19, 2006 David M. Julian will become Chief Operating Officer for Wachovia’s Finance Division and will no longer be Wachovia’s Corporate Controller and Principal Accounting Officer. On October 17, 2006, Wachovia’s Board of Directors appointed Peter M. Carlson, Director of External Reporting at Wachovia, to the additional position of interim Corporate Controller and Principal Accounting Officer. Mr. Carlson’s appointment is effective on October 19, 2006.

Mr. Carlson, age 42, has served as Director of External Reporting at Wachovia since March 2004. From October 2003 until March 2005, Mr. Carlson was a Co-Director of Accounting Policy, and from August 2002 until October 2003 he served as Vice President and Manager of Accounting Policy at Wachovia. Prior to joining Wachovia in August 2002, Mr. Carlson was an audit partner at Arthur Andersen LLP.

A copy of the news release (the “News Release”) relating to the above announcement is attached as Exhibit (99) to this report and is incorporated by reference into this Item 5.02.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

(99)	The News Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WACHOVIA CORPORATION

Date: October 19, 2006	By:	/s/ Thomas J. Wurtz
	Name:	Thomas J. Wurtz
	Title:	Senior Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
(99)	The News Release.